SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22nd, 2018

Date of Report

(Date of Earliest Event Reported)

CELEBIDDY, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3425396
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

18 Narbonne

Newport Beach, CA

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 626-644-0070

147 North Sparks Street

Burbank, CA 91506
(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Definitive Material Agreement

Consulting Services Agreement

On February 22nd, 2018, Celebiddy, Inc. (the “Company”), and Halcyon Innovation, LLC (“Consultant”) (collectively referred to hereafter occasionally as the “Parties”) entered into a Consulting Services Agreement (the “Agreement”) pursuant to which Consultant, which is in the business of providing customized technology solutions, shall implement a decentralized blockchain based profile storage solution (the “Development Work”) for the Company’s website, http://datekickstarter.com (the “Website”). In exchange and in consideration for the services to be provided pursuant to the Agreement, the Company agreed to remunerate Consultant as follows:

1.	Payment of $10,000 (ten thousand dollars) as total cash consideration due for the Development Work, to be paid in installments. The first installment of $3,500 (three thousand and five hundred dollars) shall be paid by the Company upon order; the second installment of $3,500 (three thousand and five hundred dollars) to be paid upon delivery of an Alpha of the Development Work, and final installment of $3,000 (three thousand dollars) shall be paid by the Company upon completion of the Development Work.

2.	If any additional services are required beyond those included in the Development Work, the Company agreed to pay pursuant to the Agreement an hourly rate, provided as $50 (fifty dollars) per hour for development work and $75 (seventy-five dollars) per hour for graphic design.

The Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as a confidentiality clause whereby the Parties are duty and contractually bound to protect all information relating to each party that is known to be confidential and/or proprietary.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Agreement the Company will, following completion of the Development Work, utilize blockchain technology to protect its customer’s data and information stored on its Website.

Unless specifically defined herein, the capitalized terms shall have the meanings as defined in the respective documents attached herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.1	Consultant Services Agreement dated February 22nd, 2018 by and among the Company and Consultant

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELEBIDDY, INC.

Dated: February 23rd, 2018	By:	/s/ Mary Malek
President and Chief Executive Officer

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